Exhibit 10.13

LICENSE AGREEMENT

between

THE UAB RESEARCH FOUNDATION

and

BIOHORIZONS DENTAL IMPLANTS, L.L.C.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

1.	DEFINITIONS	4

2.	PATENT PROSECUTION AND MAINTENANCE	5

3.	GRANT	6

4.	ROYALTIES AND LICENSE FEES	6

5.	DUE DILIGENCE	8

6.	SUBLICENSING RIGHTS	9

7.	PROGRESS AND ROYALTY REPORTS	9

8.	BOOKS AND RECORDS	10

9.	LIFE OF THE AGREEMENT	10

10.	TERMINATION BY UABRF	11

11.	TERMINATION BY LICENSEE	11

12.	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION	11

13.	PATENT MARKING	11

14.	USE OF NAMES AND TRADEMARKS	11

15.	LIMITED WARRANTY	12

16.	PATENT INFRINGEMENT	12

17.	INDEMNIFICATION AND INSURANCE	14

18.	NOTICES	15

19.	ASSIGNABILITY	15

20.	LATE PAYMENTS	15

21.	WAIVER	15

22.	GOVERNING LAWS	15

23.	UAB POLICIES; FEDERAL LAWS	16

24.	FOREIGN GOVERNMENT APPROVAL OR REGISTRATION	17

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

25.	EXPORT CONTROL LAWS	17

26.	FORCE MAJEURE	17

27.	DISPUTE RESOLUTION	17

28.	MISCELLANEOUS	18

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

THIS AGREEMENT is made and effective this 29th day of June, 1995 (the “Effective Date”) by and between The UAB Research Foundation, a non-profit organization, organized exclusively for charitable, scientific, and educational purposes within the meaning of 501(c)(3) of the Internal Revenue Code and any revisions thereof and existing under the laws of the State of Alabama and having an administrative office at 701 S. 20th Street, Suite 1120G/AB, hereinafter referred to as “UABRF,” and BioHorizons Dental Implants, L.L.C., a limited liability company, having a principal place of business: at 2129 Montgomery Highway, Birmingham, Alabama  35209, hereinafter referred to as “LICENSEE”.

RECITALS

WHEREAS, UABRF is organized exclusively for charitable, scientific, and educational purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code of the United States of America or any corresponding provisions thereof;

WHEREAS, LICENSEE desires to exclusively license the patents and patent applications defined as UABRF Patent Rights in accordance with the terms and conditions of this Agreement, and both parties wish to enter into this Agreement as of the Effective Date.

NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein, the parties agree as follows:

1.                                      DEFINITIONS

1.1                                 “Affiliate” shall mean LICENSEE and any company or other legal entity other than LICENSEE in whatever country organized, controlling, controlled by or under common control with LICENSEE.  The term “control” means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of LICENSEE, whether through the ownership of voting securities, by contract or otherwise.

1.2                                 “Confidential Information” shall mean any information, document, material, design, or communication relating to the business or research of LICENSEE, or relating to the UABRF Patent Rights or Licensed Products, which is marked as confidential or proprietary, or which, in the exercise of reasonable judgment would be deemed to be confidential or proprietary and not publicly available; provided, however, Confidential Information shall not include information which, at the time of its receipt, is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or which was independently known prior to its receipt, or made available to the receiving party as a matter of lawful right by a third party.

1.3                                 “First Commercial Sale” shall mean in each country, the first sale of any Licensed Product by LICENSEE or its Affiliates or its Sublicensees other than for testing or experimental purposes, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and, when governmental approval is not required, the first sale other than for testing or experimental purposes in that country.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.4                                 “Licensed Method” shall mean any process or method which is covered by UABRF Patent Rights or whose use or practice would constitute an infringement of any claim within UABRF Patent Rights.

1.5                                 “Licensed Product” shall mean any article, composition, apparatus, substance, chemical, or any other material that either is covered by UABRF’ Patent Rights or whose manufacture, use or sale would constitute an infringement of any claim within UABRF’ Patent Rights or any article, composition, apparatus, chemical, substance or any other material made, used, or sold for use with a Licensed Method.

1.6                                 “Net Sales” shall mean the total amount received by LICENSEE or its Affiliates from the sale or distribution of Licensed Products other than for testing or experimental purposes, less the sum of the following deductions where applicable:  [***].

1.7                                 “UABRF Patent Rights” shall mean UABRF rights to any subject, matter claimed in or covered by the claims in patent application serial number 08/356,597, filed on December 15, 1994, assigned to UABRF; any continuing applications thereof including division but excluding continuation in part applications except to the extent that any such continuation-in-part has claims directed to subject matter specifically described and enabled in the patents and/or applications listed above; any patents issuing on said application or continuing applications including reissues and reexaminations thereof; any foreign applications or patents corresponding directly thereto; or any other UABRF Case No. designating a case disclosed prior to the effective date of this Agreement and relating to that body of technology described in Section 1.7 of this Agreement.

2.                                      PATENT PROSECUTION AND MAINTENANCE

2.1                                 Commencing on the Effective Date, LICENSEE shall assume the responsibility to file, prosecute and maintain the United States and foreign patents and applications comprising UABRF Patent Rights (such actions referred to collectively herein as “Patent Protection”) and shall pay all costs and fees associated with such Patent Protection.  LICENSEE shall use qualified patent counsel it selects, subject to the written approval of UABRF, which approval shall not be unreasonably withheld, and all such patents shall be in the name of UABRF.  LICENSEE shall provide UABRF or its designated representative with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under UABRF Patent Rights sufficiently prior to the filing of such application, response or request to allow for review and comment by UABRF, provided that LICENSEE may take action reasonably necessary to protect UABRF Patent Rights in Licensed Products or Licensed Methods, if deadlines necessitate that such action be taken prior to comments by UABRF.  LICENSEE shall use all reasonable efforts to amend any patent application to include claims requested by UABRF in order to extend protection of UABRF Patent Rights that relate to any Licensed Product or Licensed Method, including applying for an extension of the term of any patent included within UABRF Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984.  LICENSEE shall prepare all such documents, and UABRF agrees to execute such documents and to take such additional action as LICENSEE may reasonably request in connection therewith.  Neither party shall allow any UABRF Patent Rights for which

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSEE is licensed and is underwriting the costs to lapse or become abandoned without written authorization on reasonable written notice from the other party.

2.2                                 UABRF and LICENSEE shall consult with each other and patent counsel in good faith and mutually determine the extent to which Patent Protection should be pursued, and in which countries it should be pursued, and shall mutually agree on strategies for Patent Protection based on what Patent Protection is commercially reasonable and appropriate to the diligent commercialization of the Licensed Products.  LICENSEE shall underwrite the legal fees and costs of Patent Protection in those countries and to the extent that the Parties so agree.  These obligations shall continue for so long as this Agreement remains in effect; provided, however, that LICENSEE may terminate its obligations to underwrite any given application or patent that the Parties have agreed to pursue, upon thirty (30) days prior written notice to UABRF.  UABRF will use its best efforts to curtail patent costs immediately upon receipt of such a notice from LICENSEE.  UABRF may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that LICENSEE shall have no further right or licenses thereunder.

3.                                      GRANT

3.1                                 Subject to the limitations set forth in this Agreement, UABRF hereby grants to LICENSEE and its Affiliates a worldwide, irrevocable royalty-bearing license in, under and to UABRF Patent Rights to make, have made, use, and sell Licensed Products and to practice Licensed Method.

3.2                                 Except as otherwise provided herein, the license granted in paragraph 3.1 shall be exclusive for the Term of the Agreement as set forth in Section 9.  During the Term of the Agreement, UABRF shall not offer to any third party a license under Patent Rights to make, have made, use or sell Licensed Product or to practice the Licensed Method, shall not solicit any offers therefor and shall not engage in any negotiations with a view to consummating any such license.

3.3                                 The License granted hereunder shall be subject to any overriding obligations to the U.S Government.

3.4                                 UABRF expressly reserves the right to allow UAB faculty, students, fellows and trainees to use UABRF Patent Rights solely for educational and research purposes at UAB, and not for commercial purposes or for any other purpose that is inconsistent with the rights granted to LICENSEE hereunder.

4.                                      ROYALTIES AND LICENSE FEES

4.1                                 Within thirty (30) days after the Effective Date, LICENSEE shall pay to UABRF a license fee of [***] Dollars ($[***]).  With six (6) months after the Effective Date, LICENSEE shall pay one-half (1/2) of the total amount of patent expenses incurred to-date by UABRF in connection with protection of UABRF Patent Rights as set forth on Exhibit A, attached hereto and incorporated by reference herein, and within one (1) year of the Effective Date, Licensee shall pay UABRF the remaining one-half (1/2) of said patent expenses, as set, forth on Exhibit A.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2                                 Throughout the Life of this Agreement, LICENSEE shall pay to UABRF for sale of Licensed Products sold by LICENSEE or its Affiliates or its sublicensees an earned royalty of [***]percent ([***]%) of the Net Sales of Licensed Products.  It is acknowledged and agreed that, in the event Licensee reasonably determines that licenses from third parties are necessary or appropriate to advance the development or commercialization of Licensed Products, LICENSEE shall provide notice to UABRF and shall document the costs of such licenses, and the parties shall in good faith agree upon commercially reasonable reductions in the royalty rate.

4.3                                 Upon the receipt by LICENSEE of notice that a Licensed Product has been approved by the applicable U.S. federal regulatory authorities for commercial sale, LICENSEE shall pay UABRF [***] Dollars ($[***]), which shall be a credit against the royalties on Net Sales and the annual Minimum loyalties that thereafter are due and owing.

4.4                                 Beginning on the earlier of (i) the next January 1 after the first year anniversary of the date of First Commercial Sale of Licensed Products anywhere in the world, or (ii) January 1, 2003, and continuing thereafter for the Term of the Agreement, LICENSEE shall pay to UABRF cumulative minimum annual royalties, as follows:  The minimum annual royalty shall be paid to UABRF by the end of the first calendar quarter of the year in which it is due, and shall be credited against the total earned royalties and sublicense fees due and owing for the calendar year in which the minimum payment was made.  The amount of the first such minimum royalty shall be [***] Dollars ($[***]).  The annual minimum royalty shall increase by [***] Dollars ($[***]) each January 1 thereafter for three (3) years until the amount reaches [***] Dollars ($[***]).  Thereafter, the annual minimum royalty-shall be [***] Dollars ($[***]) per year for the Term of the Agreement.

4.5                                 Paragraphs 1.7, 1.5, and 1.4 define UABRF Patent Rights, Licensed Products and Licensed Methods so that royalties shall be payable on products and methods covered by both pending patent applications and issued patents.  Earned royalties shall accrue in each country for the duration of UABRF Patent Rights in that country.

4.6                                 Royalties accruing to UABRF shall be paid to UABRF on a quarterly basis.  Each such payment will be for royalties which accrued within the most recently completed calendar quarter and payment shall be made by LICENSEE within [***] ([***])[***] of the end of such calendar quarter.

4.7                                 All monies due UABRF shall be payable in United States funds collectible at par in Birmingham, Alabama.  When Licensed Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States funds.  The exchange rate will be that established by the Bank of America in San Francisco, California on the last day of the reporting period.

4.8                                 Any tax for the account of UABRF required to be withheld by LICENSEE under the laws of any foreign country, shall be promptly paid by LICENSEE for and on behalf of UABRF to the appropriate governmental authority, and LICENSEE shall use efforts to furnish UABRF with proof of payment of such tax.  LICENSEE shall be responsible for all bank transfer charges.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.9                                 If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold, LICENSEE shall have the right and option to make such payments by depositing the amount thereof in local currency to UABRF’s account in a bank or other depository in such country.

5.                                      DUE DILIGENCE

5.1                                 Commencing upon the Effective Date, LICENSEE shall diligently, earnestly and with reasonable effort, to the extent it is commercially practicable, proceed with further research and development, manufacture and sale of Licensed Products and endeavor to market the same within a commercially reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

5.2                                 LICENSEE shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.  LICENSEE shall have the sole discretion for making all decisions as to how to commercialize, market and sell Licensed Products.

5.3                                 UABRF shall have the right and option to terminate this Agreement subject to Section 5.4 below, if LICENSEE is unable to perform any of the following:

(a)                                  Within one hundred eighty (180) days from the Effective Date, develop research laboratory facilities, either through construction, purchase or third-party contractual arrangements, sufficient to continue development of Licensed Product and/or Licensed Method;

(b)                                 Within two (2) years from the Effective Date, file at least one application for applicable federal regulatory approval of a Licensed Product with the U.S. FDA.

(c)                                  Within three (3) years of the Effective Date, secure additional financial commitments reasonably necessary to permit the continued development by LICENSEE of Licensed Product and Licensed Method consistent with the requirements of this Agreement in a minimum amount of no less than Two Hundred Fifty Thousand Dollars ($250,000).

(d)                                 Within five (5) years from the Effective Date, file a second application for applicable regulatory approval with the FDA covering a second Licensed Product or have at least one Licensed Product in U.S. FDA clinical trials.

5.4                                 To exercise the right to terminate this Agreement for lack of diligence, UABRF must give LICENSEE written notice of the deficiency.  LICENSEE thereafter has ninety (90) days to cure the deficiency or to request dispute resolution under Article 27.  If UABRF has not received by the end of the ninety (90) day period, such a written request or commercially reasonable evidence that the deficiency has been cured or that LICENSEE has taken action that is designed to correct the deficiency within a commercially reasonable period of time thereafter, then UABRF may, at its option, terminate this Agreement by giving written notice to LICENSEE.  These notices shall be subject to Article 19 (Notices).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.                                      SUBLICENSING RIGHTS

6.1                                 UABRF also grants to LICENSEE the right to issue sublicenses to third parties to make, have made, use, and sell Licensed Products and to practice Licensed Methods provided LICENSEE has current exclusive rights thereto under this Agreement.  Such sublicenses shall include all of the rights of and obligations (including royalty obligations) due to UABRF (and, if applicable, the United States Government) that are contained in this Agreement.  In the event that LICENSEE receives sublicense fees in any form (including cash, equity, or other remuneration) over and above earned royalties as consideration for such sublicense (excluding payments made by sublicensee to LICENSEE in consideration for services rendered or for research or for rights to patents or other technology other than UABRF Patent Rights) (“Sublicense Fees”), LICENSEE shall pay to UABRF within [***] ([***]) days of LICENSEE’S receipt of Sublicense Fees, the following amounts (In the event the sublicensee Fees are in a form other than cash, the fair market value of the remuneration shall be used in calculating payment due to UABRF.):

(a)                                  For sublicenses issued prior to the earlier of:  January 1, 2000 or the date that LICENSEE receives notice that a Licensed Product has been approved by the applicable U.S. regulatory authorities for community sale, [***] percent ([***]%) of the Sublicense Fee;

(b)                                 For sublicenses issued after the next January 1 following the earlier date specified in (a) hereinabove, the percentage of the Sublicense Fee that LICENSEE shall pay to UABRF shall decline [***] percent ([***]%) each calendar year until the percentage of the Sublicense Fee owed by LICENSEE to UABRF shall be [***] percent ([***]%).

(c)                                  Thereafter, LICENSEE shall pay UABRF a percentage of Sublicense Fees received by LICENSEE during the term of this Agreement that is the lower of [***]percent ([***]%) or the earned percentage used to calculate the royalty rate.

6.2                                 LICENSEE shall provide UABRF with the name, address, and pertinent financial and other information reasonably requested by UABRF concerning each sublicensee hereunder and shall summarize and deliver all reports due UABRF from sublicensees.

6.3                                 Upon termination of this Agreement for any reason, at the option of UABRF, all sublicensee shall be assigned to UABRF, and shall remain in full force and effect under the terms and conditions thereof with UABRF as the licensor, but the duties of UABRF shall only extend to UABRF duties under this Agreement.

7.                                      PROGRESS AND ROYALTY REPORTS

7.1                                 Beginning January 1, 1996 and semi-annually thereafter, LICENSEE shall submit to UABRF a progress report covering LICENSEE’s activities related to the development and, testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing.  These progress reports shall be made for each Licensed Product until the First Commercial Sale of that Licensed Product occurs anywhere in the world.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2                                 LICENSEE also agrees to report to UABRF in its immediately subsequent progress and royalty report the date of First Commercial sale of a Licensed Product in each country.

7.3                                 After the First Commercial Sale of a Licensed Product anywhere in the world, LICENSEE will make quarterly royalty reports to UABRF on or before each February 28, May 31, August 31 and November 30 of each year (i.e. within two (2) months from the end of each calendar quarter).  Each such royalty report will cover LICENSEE’S most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Products sold by LICENSEE or its Affiliates or Sublicensee during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable hereunder with respect to such sales; and (d) the exchange rates used.

7.4                                 If no sales of Licensed Products have been, made during any reporting period, a statement to this effect shall be provided.

8.                                      BOOKS AND RECORDS

8.1                                 LICENSEE shall keep books and records accurately showing all Licensed Products manufactured, used and/or sold under the terms of this Agreement.  Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of UABRF at reasonable times upon reasonable advance notice to LICENSEE.

8.2                                 The fees and expenses of UABRF representatives performing such an examination shall be borne by UABRF.  However, if such examination establishes a deficiency in royalties paid by Licensee of more than [***]percent ([***]%) of the total royalties duo for any year, then the fees and expenses of the examination shall be borne by LICENSEE.

9.                                      LIFE OF THE AGREEMENT

9.1                                 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for the life of the last-to-expire patent in UABRF Patent Rights, or until the last patent application licensed under this Agreement is abandoned and no patent in UABRF Patent Rights ever issues, whichever occurs last.  At the end of said period, LICENSEE shall have a fully paid, perpetual royalty-free license to continue to make, have made, use and sell Licensed Products and to practice Licensed Methods.

9.2                                 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

Article 8 - Books and Records

Article 12 - Disposition of Licensed Products on hand upon Termination

Article 14 - Use of Names and Trademarks

Article 15 - Limited Warranty

Article 17 - Indemnification

Article 26 - Dispute Resolution

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.          TERMINATION BY UABRF

10.1         Subject to Article 6, if LICENSEE should violate or fail to perform any material term or covenant of this Agreement, then UABRF may give written notice of such default (Notice of Default) to LICENSEE.  If LICENSEE should fail to repair or demonstrate diligent efforts to commence the repair of such default within ninety (90) days of the effective date of such notice, UABRF shall have the right to terminate this Agreement and the licenses herein by a second written notice (Notice of Termination) to LICENSEE.  If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate thirty (30) days after the receipt of such notice.  These notices shall be subject to Article 18 (Notices).  Such termination shall not relieve LICENSEE of its obligation to pay any royalty or fees owing at the time of such termination and shall not impair any accrued right of either party under this Agreement.

11.          TERMINATION BY LICENSEE

11.1         LICENSEE shall have the right at any time to terminate this Agreement in whole or as to any portion of UABRF Patent Rights by giving notice in writing to UABRF.  Such notice of termination shall be subject to Article 18 (Notices) and termination of this Agreement shall be effective ninety (90) days from the effective date of such notices.

11.2         Any termination pursuant to the above paragraph shall not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to UABRF hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of either party arising under this Agreement prior to such termination.

12.          DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

12.1         Upon termination of this Agreement LICENSEE shall have the privilege of disposing of all previously made or partially made Licensed Products, but no more, within a period of [***] ([***]) [***]; provided, however, that the sale of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties other than minimum royalties at the rate and at the time provided herein and the rendering of reports thereon.

13.          PATENT MARKING

13.1         LICENSEE agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

14.          USE OF NAMES AND TRADEMARKS

14.1         Nothing contained in this Agreement shall be construed as one party conferring on the other any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation (including contraction, abbreviation or simulation of any of the foregoing), unless required by law.  The use of any designation of UABRF, UAB, “The University of Alabama - Birmingham,” or the name of any campus of the University of Alabama requires the prior written approval of UABRF, except when such name is used in a factual

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

manner to identify UABRF as the source of the Patent Rights or to identify UAB as the location of the initial research on the technology included in the Patent Rights.

15.          LIMITED WARRANTY

15.1         UABRF warrants to LICENSEE that it has the lawful right to grant this license.

15.2         This license and the inventions covered herein are provided without warranty of merchantability or fitness for a particular purpose or any other warranty, express or implied.  UABRF makes no representations or warranty that the Licensed Products or Licensed Methods will not infringe any patent or other proprietary right.

15.3         In no event will UABRF be liable for any incidental, special or consequential damages resulting from the exercise of this license or the use of Licensed Products.

15.4         Nothing in this Agreement shall be construed as:

(a)           a warranty or representation by UABRF as to the validity or scope of any UABRF Patent Rights; or,

(b)           a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or,

(c)           an obligations to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 16; or,

(d)           conferring by implication, estoppel or otherwise any license or rights under any patents of UABRF other than UABRF Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to UABRF’ Patent Rights; or,

(e)           an obligation to furnish any know-how not provided in UABRF Patent Rights.

16.          PATENT INFRINGEMENT

16.1         In the event that either Party shall learn of the substantial infringement of any patent in UABRF Patent Rights, such Party shall call attention thereto in writing and shall provide the other Party with reasonable evidence of such infringement.  Both parties to this Agreement agree that during the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of UABRF Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably denied.  Both parties shall diligently and in good faith cooperate with each other in seeking to terminate such infringement without litigation.

16.2         LICENSEE may request that UABRF take legal action against the infringement of UABRF Patent Rights.  Such request shall be made in writing and shall include reasonable evidence of such infringement and actual or potential damages to LICENSEE.  If the infringing

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

activity has not been abated within [***] ([***]) days following the effective date of such request, UABRF shall have the right to commence suit on its own account; or refuse to participate in such suit.

UABRF shall give notice of its election in writing to LICENSEE by the end of the [***] ([***]) day after receiving notice of such request from LICENSEE.  LICENSEE may thereafter bring suit for patent infringement in its own name, if and only if UABRF elects not to commence suit or fails to respond to LICENSEE’S request by the end of the [***] ([***]) day and if the infringement occurred during the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement.  However, in the event LICENSEE elects to bring suit in accordance with this paragraph, UABRF may thereafter join such suit at its own expense.  LICENSEE shall have the right to join any such litigation brought by UABRF at LICENSEE’s cost and expense and with counsel of LICENSEE’s choice.

16.3         In the event of a potential infringement of UABRF Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417), or in the event that action must be taken in order to preserve the rights of the parties to take action against infringers, the required notice periods set forth in Section 16.2 hereinabove shall be replaced by the time periods necessary to preserve the right to take legal action against such infringement.

16.4         Such legal action as is decided upon shall be at the expense of the party on account of whom suit is brought and with the exception of Paragraph 16.6 herein all recoveries recovered thereby shall belong to such party; provided, however, that legal action brought jointly by UABRF and LICENSEE and fully participated in by both shall be at the joint expense of the Parties and all recoveries shall be applied first toward full (or proportional, if the recovery is insufficient to reimburse fully) reimbursement of the legal fees and expenses incurred by each party relating to the suit, and the balance remaining from any such recoveries shall be shared jointly by them in proportion to the share of expense reasonably paid by each party.

16.5         Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought.  Such litigation shall be controlled by the party bringing the suit, except that UABRF may be represented by counsel of its choice in any suit brought by LICENSEE.

16.6         In the event that LICENSEE shall undertake the enforcement and/or defense of any UABRF Patent Rights by litigation, LICENSEE may withhold the royalties (including the annual minimum royalty payments) otherwise due UABRF during the pendency of such litigation.  Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, and, second, toward reimbursement of UABRF for any royalties withheld and applied pursuant to this paragraph 16.6.  The balance remaining from any such recovery shall be retained by LICENSEE and LICENSEE shall pay UABRF a royalty on such balance at the royalty rate which is applicable under Article 4.

16.7         In the event that any patent or any claim thereof included within the UABRF Patent Rights shall be held invalid or unenforceable in a final decision by a court of competent jurisdiction, all obligations to pay royalties based on such patent or claim or any claim patentably

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

indistinct therefrom shall cease, pending a final decision by a court of competent jurisdiction from which no appeal has or can be taken.  LICENSEE shall not, however, be relieved from paying any royalties that are based on another patent or claim not involved in such decision.  In the event that the UABRF Patents Rights are then held to be valid or enforceable by the Court in a decision that cannot be appealed, LICENSEE will pay to UABRF the royalties that accrued before such decision or otherwise due during the pendency of the appeal, in accordance with Section 16.6 hereinabove.

17.          INDEMNIFICATION AND INSURANCE

17.1         LICENSEE agrees to indemnify, hold harmless and defend UABRF, its officers, employees, and agents and the inventors of the patent and patent applications in UABRF Patent Rights (collectively, “Indemnitees”) from and against any and all liability, claims, suits, losses, damages , costs, fees, and expenses from third parties resulting from or arising out of exercise of this license (collectively, “Damages”), except to the extent such Damages are caused in whole or in part by the actions or inactions of the Indemnitees; provided, however, such indemnification is conditioned upon: (a) UABRF promptly notifying LICENSEE in writing of any claim or suit brought against any of the Indemnitees in respect of which UABRF intends to invoke the provisions of this Article 18, and (b) Indemnitees cooperating fully with LICNSEE in defense of any such claim or suit, and (c) LICENSEE having full authority and control, using counsel of its choice, over the defense or settlement of such claim or suit.  LICENSEE will keep UABRF informed on a current basis of its defense of any claims pursuant to this Article 17.

17.22       Commencing after First Commercial Sale of a Licensed Product anywhere in the world, LICENSEE, at its sole cost and expense, shall insure its activities in connection with this Agreement and obtain, keep in force and maintain insurance, to the extent that it is commercially reasonable and practicable to maintain such insurance, and shall furnish UABRF with certificates of insurance evidencing compliance with all requirements, as follows:

(a)           Each Occurrence - $[***]

(b)           Products/Completed Operations Aggregate - $[***]

(c)           Personal and Advertising Injury - $[***]

(d)           General Aggregate (commercial form only) - $[***]

Such insurance shall:

(a)           Provide for thirty (30) day advance written notice to UABRF of any modification.

(b)           Indicate that UABRF has been endorsed as an Insured under the coverages referred to under the above, if such co-insurance is available and commercially reasonable to obtain.

(c)           Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by UABRF.

LICENSEE shall not be required to insure its activities relative to the products’ liability risks until commencing use of Licensed Products on humans.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

18.          NOTICES

18.1         Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address as it shall designate by written notice given to the other party.

In the case of LICENSEE:                  BIOHORIZONS DENTAL IMPLANTS, L.L.C.

2129 Montgomery Highway

Birmingham, Alabama 35209

Attention:  Martha Warren Bidez, Ph.D.

In the case of UABRF:                        THE UAB RESEARCH FOUNDATION

701 S. 20th Street

1120G/AB

Birmingham, AL 35294-0111

Attention:  Peter G. Ulrich

19.          ASSIGNABILITY

19.1         This Agreement is binding upon and shall inure to the benefit of the parties, their successors and assigns, but shall be assignable by LICENSEE only with the written consent of UABRF, which consent shall not be unreasonably withheld.  The consent of UABRF shall not be required where the assignment is in conjunction with the transfer of all or substantially all of the business of LICENSEE to which this Agreement relates.

20.          LATE PAYMENTS

20.1         In the event royalty payments or fees are not received by UABRF within [***] ([***]) days of the date they are due, LICENSEE shall pay to UABRF interest charges at a rate per annum of [***] ([***]) percent simple interest calculated from the date payment was due until actually received by UABRF.

21.          WAIVER

21.1         It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

22.          GOVERNING LAWS

22.1         This Agreement shall be interpreted and construed in accordance with the laws of the State of Alabama, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

23.          UAB POLICIES; FEDERAL LAWS

23.1         UAB Policies.  LICENSEE acknowledges and agrees that all provisions of this Agreement and any licenses hereunder shall be subject to UAB policy and federal law, including without limitation all provisions of the Bayh-Dole Act and its progeny, and that LICENSEE will assist and facilitate UABRF in obtaining compliance with all aspects of UAB policy and federal law as they relate to this Agreement.

23.2         Confidential Information.  The free dissemination of information is an essential and long-standing policy of UAB; however, UAB acknowledges that it may properly hold in confidence data supplied by another entity, which UAB or such other entity considers essential for the conduct of a research program or for compliance with the terms of a license agreement relating to the results of University research.  Accordingly, UABRF agrees that UAB and UABRF shall maintain policies under which Confidential Information relating to the Licensed Patents, Licensed Products, and business information of LICENSEE may not be published or otherwise disclosed except to UABRF or UAB personnel who has a need to know such information in order to comply with this Agreement or UAB policy or federal law, without the prior written authorization of LICENSEE and UABRF further agrees that it shall promptly notify LICENSEE of any disclosure of such Confidential Information.

23.3         Publication.  The parties acknowledge that publication, presentation, and discussion of research are important objectives of UAB, but that procedures relating to publication are desirable and necessary in order to protect the patent rights of the parties and to protect against unauthorized disclosure of Confidential Information.  UABRF and UAB personnel shall therefore be free to produce publications (but not containing Confidential Information as described in Section 23.2 hereinabove, which shall not be disclosed), subject to the following provisions:

(a)           UABRF shall provide LICENSEE with preliminary drafts of any proposed publication relating to the License Patents at least sixty (60) days, in the case of written manuscripts, and at least thirty (30) days, in the case of abstracts or outlines of oral presentations, prior to the intended submission for publication, in order to allow LICENSEE to review the draft for disclosure of information which may be patentable or copyrightable or confidential.  At the end of such period, UABRF shall be free to submit the publication or make the oral presentation, unless LICENSEE has identified a disclosure of patentable information or Confidential Information.

(b)           If LICENSEE informs UABRF that the proposed publication includes a disclosure of Confidential Information, the Confidential Information shall be redacted prior to publication or, if redaction is not possible, the publication shall not be made until LICENSEE approves such publication.

(c)           In the event that LICENSEE identifies disclosure of inventions or patent rights not yet filed in the proposed publication, both parties and their patent counsel shall use good faith efforts to have patent applications claiming inventions disclosed by such publication filed within thirty (30) days of the notification of such patentable information and, upon filing of such applications, the publication may be released; provided, however, that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

extensions of such thirty-day period that are reasonably necessary due to inability to complete the application filings shall be granted upon mutual agreement by the parties, and neither party shall unreasonably withhold its consent to such request.

(d)           Notwithstanding any provisions to the contrary, this Agreement shall not be construed or permitted to prohibit any publication undertaken by a UAB student in furtherance of his or her degree requirement, unless such limitation or prohibition is expressly approved by UAB and the student.  This clause shall not, however, limit the obligation to provide preliminary drafts of publications prior to submission pursuant to the provisions of this Section 23.3.

24.          FOREIGN GOVERNMENT APPROVAL OR REGISTRATION

24.1         If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE sha11 assume all legal obligations to do so.

25.          EXPORT CONTROL LAWS

25.1         LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data, to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

26.          FORCE MAJEURE

26.1         The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major event beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters.  When such events have abated, the parties’ respective obligations hereunder shall resume.

27.          DISPUTE RESOLUTION

27.1         The parties to this Agreement hereby express that any controversy or claim arising out of or relating to the interpretation, performance or breach of any provision of this Agreement shall be resolved exclusively by the following mechanisms:

(a)           The parties hereto shall first engage in a good faith effort to negotiate any such controversy or claim by communications between them.  Said negotiations may be oral or written.  To the extent that they are oral, they should be confirmed in writing.

(b)           Should the above stated negotiations be unsuccessful, the parties shall engage in mediation pursuant to the American Arbitration Association Commercial Mediation Rules, or such other mediation rule as the parties may otherwise agree.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)           Should the above stated mediation be unsuccessful, the parties agree to arbitrate any such controversy or claim with the express understanding that this Agreement is affected by interstate commerce.  Said arbitration shall be conducted pursuant to the American Arbitration Association Licensing Agreement Arbitration Rules, or such other arbitration rules as the parties may otherwise agree.

(d)           The cost of the above stated mediation shall be borne equally between the parties.  The cost of the above stated arbitration shall be borne by the party against whom an award is issued and in favor of the prevailing party.  In either event, each party shall bear the cost of their own attorney fees and costs.

(e)           Judgment upon the award rendered by the arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction.

28.          MISCELLANEOUS

28.1         The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

28.2         This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

28.3         No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

28.4         This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

28.5         If any provision(s) contained in this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby provided that a party’s rights under this Agreement are not materially affected.  It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, both UABRF and LICENSEE have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, on the day and year hereinafter written.

LICENSEE

By:	/S/ Martha Warren Bidez, Ph.D.	By:	/S/ Carl E. Misch, D.D.S.
	Martha Warren Bidez, Ph.D.	Carl E. Misch, D.D.S.

Title:	Member	Title:	Member

Date:	June 29, 1995	Date:	June 29, 1995

UABRF

By:	/S/Kenneth J. Roozen, Ph.D.
Kenneth J. Roozen, Ph.D.

Title:	Executive Director

Date:	July 7, 1995

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT TO LICENSE AGREEMENT

This AMENDMENT TO LICENSE AGREEMENT (the “Amendment”), made and executed as of the 12th day of March, 2007 (the “Effective Date”), by and between THE UAB RESEARCH FOUNDATION, a non-profit organization organized and existing under the laws of the State of Alabama (“UABRF”), and BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation (referred to as “BioHorizons” or “LICENSEE”).

RECITALS:

UABRF and BioHorizons (as successor-in-interest to BioHorizons Dental Implants, L.L.C.) are parties to a License Agreement executed on June 29 and July 7, 1995 (the “License Agreement”).  There have arisen certain disagreements between the parties as to the royalties and other amounts payable under the License Agreement and the ownership of certain intellectual property.  The parties are entering into this Amendment to resolve and settle such disagreements and to further amend the License Agreement, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Royalties on International Sales.  On or before March 31, 2007, BioHorizons will pay to UABRF $[***] in full and complete satisfaction of any and all claims by UABRF for earned royalties owed by BioHorizons through December 31, 2006, with respect to foreign sales of Licensed Products manufactured in the U.S.

2.             Amendments to the License Agreement.  The following sections of the License Agreement shall be replaced by the designated amended sections.

Section 1.5 of the License Agreement is replaced by the following amended Section 1.5

“Licensed Product” shall mean any article, composition, apparatus, substance, chemical, or any other material that either is covered by UABRF Patent Rights or whose manufacture, use, or sale would constitute an infringement of any claim within UABRF Patent Rights or any article, composition, apparatus, chemical, substance or any other material made, used, or sold for use with a Licensed Method.  Without limiting the foregoing definition and for the sake of clarity, Licensed Products shall include, but not be limited to, any product sold by or on behalf of LICENSEE that is marked with a patent number included within the UABRF Patent Rights and the following products currently marketed by or on behalf of LICENSEE (including similar products as they may be renamed): BioHorizons® internal, BioHorizons® one-piece, BioHorizons® maestro, and BioHorizons® overdenture.

Section 1.7 of the License Agreement is replaced by the following amended Section 1.7.

“UABRF Patent Rights” shall mean UABRF rights to any subject matter claimed in or covered by the claims in US Patent No. 5,628,630 (serial

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

no. 08/356,597), 5,823,777 (serial no. 08/796,347) and 5,954,504 (serial no. 08/828,673); any continuing applications thereof including divisions but excluding continuation-in-part applications except to the extent that any such continuation-in-part has claims directed to the subject matter specifically described and enabled in the patents and/or applications listed above; any patents issuing on said applications or continuing applications including reissues and reexaminations thereof; any foreign patent applications or patents corresponding directly to any of the foregoing; or any other UABRF Case No. designating a case disclosed prior to the Effective Date of this Agreement and relating to that body of technology described in Section 1.7 of this Agreement.  For the avoidance of doubt, “UABRF Patent Rights” expressly shall not include U.S. Patent Nos. 5,927,979; 6,045,361; 6,068,480; 6,083,004, their foreign counterparts, or any other patent or patent application claiming priority to any of the foregoing, and UABRF hereby disclaims any ownership or other interest in or to all of the foregoing.

The first sentence of Section 2.1 of the License Agreement shall be replaced by the following sentence:

Commencing on the Effective Date, UABRF shall assume the responsibility to maintain the United States patents and applications comprising UABRF Patent Rights (such actions referred to collectively herein as “Patent Protection”) and shall pay all reasonable costs and fees associated with such Patent Protection.

Section 4.2 of the License Agreement is replaced by the following amended Section 4.2.

4.2 Throughout the Term of this Agreement, LICENSEE shall pay to UABRF for the sale of Licensed Products sold by LICENSEE or its Affiliates or its sublicensees an earned royalty of [***] percent ([***]%) of the Net Sales of Licensed Products; provided that LICENSEE shall pay to UABRF a minimum annual royalty of [***] U.S. dollars (US$[***]).  The minimum annual royalty shall be paid to UABRF by the end of the last calendar quarter of the year in which it is due, and shall be credited against the total earned royalties and sublicense fees due and owing for the calendar year in which the minimum annual royalty payment was made.  The parties agree that the total aggregate royalties and other consideration payable under this Agreement shall not exceed [***] U.S. dollars (US$[***]) for any given calendar year, regardless of the Net Sales of Licensed Products sold by LICENSEE or its Affiliates or its sublicensees. Such royalties shall be in lieu of, and in full satisfaction of any obligation of LICENSEE with respect to, any royalties otherwise provided for in this License Agreement.  If a Licensed Product is sold in combination with other products (the combination referred to as a “Bundle”), the royalty base used for determining the royalty due on such Licensed Product shall be the Net Sales of the Bundle multiplied by the fraction A/B, where A is the average cost of the Licensed Product for the then current reporting period on a standalone basis and B is the total average cost for the then current reporting period of each of the components (including the Licensed Product) in the entire Bundle. LICENSEE shall not be required to pay royalties with respect to Net Sales of any abutments, crowns, tools or other components sold with the Licensed Products.

Section 4.5 of the License Agreement is replaced by the following amended Section 4.5.

Paragraphs 1.7, 1.5, and 1.4 define UABRF Patent Rights, Licensed Products and Licensed Methods, respectively, so that royalties shall be payable on products and methods covered by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

both pending patent applications and issued patents. LICENSEE and UABRF hereby agree that earned royalties on the sale of Licensed Products shall accrue in each country for the duration of UABRF Patent Rights in that country; provided that in the case of any UABRF Patent Rights that were allowed to go abandoned prior to the Effective Date of this Amendment, royalties shall be payable as if such UABRF Patent Rights were still in effect (in relation to the claims as they existed at the time of such abandonment) up until the date that would have been the expiration date for such UABRF Patent Rights had they not been abandoned.

Section 28.6 is added to the License Agreement

LICENSEE hereby assigns its [***]percent ([***]%) of its entire right, title and interest in [***] to UAB-RF in partial consideration for rights granted to it as set forth in this Agreement. LICENSEE hereby agrees to execute any and all documents, at the expense of UABRF, that may be required to effect such assignment.

Sections 4.1, 4.3, 4.4, 5.3, 5.4 of the License Agreement are hereby deleted in their entirety.

3.             Amendment of License Agreement.  The License Agreement is hereby amended to give effect to the foregoing sections of this Agreement, and is otherwise ratified and confirmed (as heretofore amended) in all respects.

4.             Miscellaneous.  This Agreement shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  The parties agree that both parties have participated in the drafting and negotiation of this Agreement, and no rule of construction shall apply that construes this Agreement in favor of or against any party by reason of such party’s role in drafting this Agreement.

5.             Mutual Release.

(a)           The parties acknowledge and agree that this Amendment is entered into for the purpose of settling a bona fide dispute between them. Accordingly, each party does hereby forever waive and release, and discharge the other party (and such party’s officers, directors, parents, subsidiaries, employees, agents and affiliates) from, any and all claims, charges, actions, suits, damages and liabilities of any kind whatsoever, known or unknown, liquidated or contingent, at law or in equity, arising from or by reason of any act or omission of the other party from the beginning of time through and including the Effective Date, which arises from or relates in any way to: (i) the royalty or other payment obligations of LICENSEE with respect to Net Sales of Licensed Products in all the territories of the world; and (ii) the abandonment of certain UABRF Patent Rights in jurisdictions outside of the U.S. (“Claims”), and each party agrees not to bring suit with respect to any such Claims.

(b)           Notwithstanding the foregoing, nothing in this Agreement shall be deemed  to waive, release or discharge any Claims that relate to (a) the warranty of UABRF in Section 15.1 of the License Agreement, (b) any Claims that are the subject of indemnification by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

BioHorizons under Section 17.1 of the License Agreement, or (c) any actions or suits to enforce the obligations of a party under this Amendment.

[SIGNATURE PAGE FOLLOWS]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties, by their undersigned duly authorized signatories, have executed and delivered this Amendment as of the day and year first above written.

BIOHORIZONS IMPLANT SYSTEMS, INC.

By	/S/ R. Steven Boggan
Its	CEO

THE UAB RESEARCH FOUNDATION

By	/s/ [Illegible]
Its	CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.